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                                                                     EXHIBIT 8.2


                     [LETTERHEAD OF BAKER & BOTTS, L.L.P.]



                                                                   July 15, 1999



PennzEnergy Company
Pennzoil Place
P.O. Box 4616
Houston, TX  77210-4616

     Re:  PennzEnergy Company
          Devon Energy Corporation
          Joint Proxy Statement/Prospectus
          Dated as of July 13, 1999

Gentlemen:

          We have acted as counsel to PennzEnergy Company, a Delaware corporation ("PennzEnergy"), in connection with the proposed mergers (the "Mergers") (1) of Devon Oklahoma Corporation, an Oklahoma corporation ("Merger Sub"), and a direct, wholly-owned subsidiary of Devon Delaware Corporation, a Delaware corporation ("New Devon"), with and into Devon Energy Corporation, an Oklahoma corporation ("Devon"), and (2) of PennzEnergy with and into New Devon, pursuant to the Amended and Restated Agreement and Plan of Merger by and among Devon, New Devon, Merger Sub and PennzEnergy, dated as of May 19, 1999 (the "Merger Agreement").

          The following opinion is based on our review of the Merger Agreement, the Joint Proxy Statement/Prospectus of PennzEnergy and Devon relating to the proposed Mergers filed with the Securities and Exchange Commission on July 13, 1999 (the "Proxy Statement") and such other materials and documents as we have deemed appropriate. In rendering our opinion, we have assumed that the Mergers will be consummated as described in the Merger Agreement and Proxy Statement, that the facts, representations and warranties set forth in the Merger Agreement and the Proxy Statement are accurate, that the covenants, conditions and obligations set forth in the Merger Agreement will be fulfilled, and that there are no agreements, arrangements, or understandings
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among any of PennzEnergy, Devon, New Devon, Merger Sub or any of their shareholders relating to the Mergers other than the Merger Agreement and those described or referenced in the Merger Agreement or the Proxy Statement. We have not, however, undertaken any independent investigation of any factual matter set forth in any of the foregoing. Capitalized terms not otherwise defined herein shall have the same meanings as they have for purposes of the Proxy Statement and the Merger Agreement.

          Subject to the foregoing and to the assumptions and limitations set forth herein and in the Proxy Statement under the caption "Material United States Federal Income Tax Considerations," and assuming that the Mergers are consummated in accordance with the Merger Agreement, the discussion under the caption "Material United States Federal Income Tax Considerations -- Tax Consequences of the Merger -- Tax Consequences to PennzEnergy and its U.S. Stockholders," to the extent it describes matters of law and legal conclusions, is an accurate summary of the material federal income tax consequences of the Mergers to PennzEnergy and its shareholders.

          This opinion is limited solely to the federal law of the United States as in effect on the date hereof and the relevant facts that exist as of the date hereof. No assurance can be given that the law or facts will not change, and we have not undertaken to advise you or any other person with respect to any event subsequent to the date hereof.

          We are delivering this opinion to you and, without our prior written consent, no other persons are entitled to rely on this opinion. We hereby consent to the filing of this opinion as an exhibit to this Registration Statement on Form S-4 and the Proxy Statement contained therein and to the reference to our firm under the caption "Material United States Federal Income Tax Considerations" in the Proxy Statement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the Rules and Regulations of the Securities and Exchange Commission thereunder.

          We express no opinion as to any tax consequences of or relating to the Mergers other than the federal income tax consequences which are specifically addressed in the foregoing opinion.

                                    Very truly yours,

                                    BAKER & BOTTS, L.L.P.



                                    By: /s/ William C. Griffith
                                       --------------------------
                                       William C. Griffith